SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 27, 2003

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	1-8180	59-2052286
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification No.)

702 North Franklin Street, Tampa Florida         33602

                (Address of principal executive offices)                             (Zip code)

Registrant’s telephone number, including area code: (813) 228-4111

Item 2. Acquisition or Disposition of Assets

On June 26, 2003, subsidiaries of TECO Power Services Corporation (TPS), TECO Energy Inc.’s unregulated power generation subsidiary, acquired all of the outstanding minority interests in TECO-PANDA Generating Company, L.P. (TPGC). These interests were owned by subsidiaries of Panda Energy International, Inc. (Panda). TPGC was established to build, own and operate the Union Power Station in Arkansas and the Gila River Power Station in Arizona as well as a gas transmission pipeline approximately 42 miles in length. The acquisition increased TPS’s indirect ownership in TPGC to 100-percent. Subsequent to the Form 8-K filing dated June 26, 2003 announcing this transaction, TPS began accounting for TPGC as a consolidated subsidiary effective April 1, 2003, with a minority interest held by Panda. The acquisition eliminated Panda’s minority interest as of June 26, 2003. Additional details regarding the consolidation of TPGC by TPS are included in Note 11 to the Consolidated Financial Statements in TECO Energy Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, which is incorporated herein by reference.

This Current Report on Form 8-K/A amends the previously filed Current Report on Form 8-K, dated June 26, 2003, by providing additional details regarding the interests acquired and indicating that additional information is not required pursuant to Items 7(a) and (b).

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

In accordance with Item 7(a) (1) of Form 8-K, financial statements are not required in accordance with Rule 3-05 of Regulation S-X in connection with the acquisition of the minority interests described in Item 2.

(b)	Pro Forma Financial Information

In accordance with item 7(b) (1) of Form 8-K, pro forma financial information is not required in accordance with Article 11 of Regulation 2-X in connection with the acquisition of the minority interests described in Item 2.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECO ENERGY, INC. (Registrant)

Dated: August 28, 2003	By:	/s/ G. L. GILLETTE

G. L. GILLETTE Senior Vice President—Finance and Chief Financial Officer (Principal Financial Officer)

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